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Exhibit 10.8

PARADIGM GEOTECHNOLOGY B.V.
2003 STOCK OPTION PLAN

SECTION 1. Purpose; Definitions

        The purpose of the Plan is to give Paradigm Geotechnology B.V. and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees and non-employee directors, and to provide the Company and its Affiliates with a stock plan providing incentives linked to the financial results of the Company's businesses and increases in shareholder value.

        For purposes of the PIan, the following terms are defined as set forth below:

        An "Affiliate" of the Company means a Person that (i) is held by the Company or (ii) is part of a group of companies, including the Company, that forms part of an economic or organizational co-operation. A Person is deemed to be "held" by the Company if the Company holds (directly or indirectly) a majority interest in and a majority of the voting rights of such Person.

        "Board" means the Supervisory Board of the Company.

        "Chairman" means one of the members of the Board who shall chair meetings of the Board.

        "Common Stock" means the Ordinary Shares, par value one euro cent (€0.01) per share, of the Company.

        "Company" means Paradigm Geotechnology B.V., a company organized under the laws of The Netherlands.

        "Competitive Activity" means, unless otherwise approved in writing by the Company or any of its Affiliates, (i) directly or indirectly, for the Participant's own account or the account of others, owning, managing, operating, controlling or participating in the management, operation or control of or be connected with as a principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, partner, advisor, manager, consultant or in any other individual or representative capacity, any business or venture engaged in research and development, manufacture or production of software or provision of outsourcing services for the oil and gas exploration, development and/or exploitation industry anywhere in the world, or any business or venture which is in competition with the business of the Company or any of its Affiliates or any business the Company or any of its Affiliates was actively considering entering prior to termination of a Participant's employment, as determined by the Board in its discretion; and/or (ii) the Participant, directly or indirectly, (a) soliciting, negotiating, encouraging or discussing any employment or consulting relationship, or (b) hiring, retaining or entering into (including agreeing to enter into) any employment or consulting relationship, involving, in both (a) and (b), any person employed by the Company or any of its Affiliates ("Restricted Employee") during the Participant's employment with the Company or any of the Company's Affiliates and/or during the twelve months period following the termination of the Participant's employment with the Company or any of the Company's Affiliates.

        "Effective Date" has the meaning set forth in Section 12.

        "Employment" means, unless otherwise defined in an applicable Option Agreement or employment agreement, employment with, or service as a director of, the Company or any of its Affiliates.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        "Exercise Price" has the meaning set forth in Section 5(a).

        "Fair Market Value" of the Common Stock, unless otherwise provided in the applicable Option Agreement, means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on any exchange or similar automated trading system on which the shares of Common Stock are listed. If the sales prices listed in the immediately preceding sentence are not so available, the Fair Market Value of the Common Stock shall be determined by the Board in good faith. In determining the Fair Market Value, the Board shall assess whether the calculation that it uses represents a reasonable surrogate of fair value; if the Board concludes that such calculation does not represent a reasonable surrogate for fair value, it shall be entitled, if it deems necessary, to seek an independent appraisal. Upon the occurrence of an Acquisition (as defined below), the Fair Market Value of a share of Common Stock shall be deemed to be equal to the consideration paid in such Acquisition.

        "IPO" means the consummation of a registered underwritten public offering of Common Stock after the date hereof.

        "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director (as defined in Rule 16b-3(b)(3) as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC).

        "Option Agreement" means an agreement setting forth the terms and conditions of a Stock Option. An Option Agreement may include provisions included in an employment or consulting agreement.

        "Participant" has the meaning set forth in Section 4.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

        "Plan" means this 2003 Paradigm Geotechnology B.V. Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

        "Plan Shares" means Shares of Common Stock issued upon the exercise of a Stock Option.

        "SEC" means the Securities and Exchange Commission or any successor agency.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor thereto.

        "Stock Option" means an option granted under Section 5.

        "Shareholders Agreement" has the meaning set forth in Section 11(a).

        "Supervisory Board" means the Board of Supervisory Directors (Raad van Commissarissen) of the Company.

        "Trustee" means the trustee appointed by the Board to hold the respective Stock Options and/or Plan Shares, if so appointed.

        In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

SECTION 2. Powers and Administration

        This Plan shall be and administered by the Board.

        Among other things, the Board shall have the authority, subject to the terms of the Plan, to:

        (a)   determine, modify, amend or adjust the terms and conditions of Stock Options that shall be granted under the Plan (including, but not limited to, the tax regime under which the Stock Options shall be granted, the Exercise Price (subject to Section 5(a)), vesting conditions, restrictions or limitations and any acceleration of vesting or waiver or forfeiture regarding any Stock Option and the shares of Common Stock relating thereto);

        (b)   determine the Participants to whom Stock Options may from time to time be granted and the number and terms of Stock Options to be issued to each Participant (which specific terms and conditions may be related to the performance of the Participant, the Company or any of its Affiliates);

        (c)   determine under what circumstances, if any, a Stock Option may be settled in cash or Common Stock under Sections 5(g);

        (d)   interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto);

        (e)   adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

        (f)    determine which Stock Options shall be issued pursuant and subject to the provisions of Section 102 ("Section 102" and such options, "102 Stock Options") of the Israeli Income Tax Ordinance (New Version) 1961, as amended (the "Ordinance") and any regulations, rules, orders or procedures promulgated thereunder and determine whether options shall be issued under the "income" route or the "capital" route under Section 102.

        The Board may act by the vote of at least a majority of its members then in office. The Board members may authorize any one or more of the Board's members or any officer of the Company to execute and deliver documents on behalf of the Board.

        To the extent permitted by applicable law and by the Articles of Association of the Company, the Board shall be entitled to delegate any or all of its authority hereunder to a committee designated by the Board among its members.

        Any dispute or disagreement that may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or a Stock Option (or related Option Agreement) granted hereunder shall be determined by the Board. Any determination made by the Board pursuant to the provisions of the Plan with respect to the Plan, any Stock Option or Option Agreement shall be made in the sole discretion of the Board and, with respect to a Stock Option, at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan or the Option Agreement, at any time thereafter. All such decisions made by the Board shall be final and binding on all Persons, including the Company and the Participants.

SECTION 3. Common Stock Subject to Plan

        The total number of shares of Common Stock reserved and available for grant under the Plan shall be 3,502,427 [increased by 3,000,000 by resolution dated July 14, 2005]. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

        If any Stock Option terminates without being exercised, or if any Stock Option is exercised for or settled in cash, the shares subject to such Stock Options shall again be available for distribution in connection with Stock Options under the Plan.

SECTION 4. Participants

        Officers, employees and non-employee directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates may be selected by the Board as "Participants" eligible to be granted Stock Options under the Plan, provided, however, that 102 Stock Options may be granted only to employees and directors of the Company or its Affiliates.

SECTION 5. Stock Options

        The Board shall have the authority to grant Stock Options under the Plan. Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Board may determine from time to time. Forms of Option Agreements for initial awards of Stock Options under the Plan are attached as Exhibits A and B hereto (the "Form Agreements"). The Board may determine to include in any Option Agreement terms that are different from, or that are not included in, the Form Agreements, in order to address individual situations, and provided that making such terms is within the Board's authority under the Plan. The grant of a Stock Option shall occur on the date the Board, by resolution selects an individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Board may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Subject to Section 11(a), such Option Agreement shall become effective upon execution by the Company and the Participant.

        Stock Options shall be subject to the following terms and conditions, and shall contain such additional terms and conditions as the Board shall deem desirable:

        (a)   Exercise Price.    Unless otherwise determined by the Board, the price per share of Common Stock purchasable under a Stock Option shall be the Fair Market Value of a share of Common Stock on the date the Stock Option is granted as determined by the Board and set forth in the Option Agreement (the "Exercise Price").

        (b)   Option Term.    The term of each Stock Option shall be fixed by the Board. Absent any such term being fixed by the Board, pursuant to an Option Agreement or otherwise, such term shall be 10 years.

        (c)   Exercisability.    Each Stock Option granted under the Plan shall vest and become exercisable upon such terms and conditions as the Board may determine upon issuance of such Stock Option. If the Board provides that any Stock Option is exercisable only in installments, the Board may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Board may determine. In addition, the Board may at any time accelerate the exercisability of any Stock Option and may, based on the Board's discretion on a case by case basis, include in any Form Agreement different acceleration provisions.

        (d)   Method of Exercise.    Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

        Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check, payable in accordance with the instructions of the Company, or such other instrument as the Company may accept. At the discretion of the Board and upon the Participant having so requested in the notice of exercise, payment, in full or in part, may also be made by sale and transfer to the Company of fully vested Common Stock already owned by the Participant (for at least six months if acquired upon exercise of a Stock Option) of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); any such transaction shall be effected as a sale of shares of Common Stock by the Participant to the Company with the subsequent application by the Participant of the proceeds of such sale as the payment of the exercise price of the Stock Option. The Board shall not agree, and any agreement given shall be deemed not to have been given, if the purchase by the Company of the

Common Stock and payment of the purchase price violates the requirements under Netherlands law and the Articles of Association of the Company.

        In the discretion of the Board after an IPO, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate Exercise Price, and, if requested by the Company, the amount of any withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        In addition, at the discretion of the Board, payment of the Exercise Price for any shares subject to a Stock Option may also be made in accordance with such other payment methods as may be permitted by the Board in its sole discretion.

        No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in the Shareholders Agreement or the applicable Option Agreement, subject to a Participant's compliance with Section 11(a) and subject to Section 8, a Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares, if requested has given the representations referred to in Section 11(c), and the shares of Common Stock have been issued or transferred by means of a notarial deed executed in front of a Dutch notary.

        (e)   Nontransferability of Stock Options.    Except as otherwise permitted by the Supervisory Board of the Company, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise expressly permitted under the applicable Option Agreement, including, if so permitted pursuant to a gift to such Participant's spouse, children, grandchildren or other living descendants, whether directly or indirectly or by means of a trust, partnership, limited liability company or otherwise, and in any event, subject to the restrictions in the Shareholders Agreement and to the provisions hereof (including, without limitation, Section 5(0). All Stock Options shall be exercisable, subject to the terms of the Plan, during the Participant's lifetime, only by the Participant or any person to whom such Stock Option is transferred pursuant to the preceding sentence, including such Participant's guardian, legal representative and other transferee. The term "Participant" includes the estate of the Participant or the legal representative of the Participant named in the Option Agreement and any person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of a Stock Option hereunder. For so long as 102 Stock Options or Plan Shares issued upon the exercise thereof ("102 Shares") are held by the Trustee on behalf of the Participant, all rights of the Participant over the shares are personal and may not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

        (f)    Termination of Employment.    Except as otherwise provided hereunder or in the applicable Option Agreement, upon the Participant's death or when the Participant's Employment is terminated for any reason, the Participant:

          (i)    shall forfeit all Stock Options that have not previously vested; and

          (ii)   shall have three months (provided that in the event such termination results from the death or disability the Participant, twelve months) to exercise the Participant's vested Stock Options that are vested on the date of the Participant's termination of Employment.

        Any vested Stock Options not exercised within the permissible period of time shall be forfeited by the Participant. Notwithstanding any of the foregoing, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term. Termination of the Employment of a Participant shall be deemed to occur on the date set forth in a termination notice from the Company or any of its Affiliates to such Participant, or on any such earlier date on which the Participant notifies the Company or its Affiliate that such Participant is terminating his Employment.

        With respect to 102 Stock Options without a Trustee, if a Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

        (g)   Cashing Out of Stock Option.    Upon receipt of written notice of exercise, and unless otherwise specified in the applicable Option Agreement, the Board may elect to cash out all or any portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price per share times the number of shares of Common Stock having such Exercise Price for which the Stock Option is being exercised on the effective date of such cash-out.

SECTION 6. Non-Competition

        In the event a Participant engages in a Competitive Activity during the twelve month period following the termination of the Participant's employment with the Company or any of the Company's Affiliates, (i) any Plan Share held by a Participant may be purchased by the Company for the lesser of the Exercise Price of such Plan Shares (without interest) and the Fair Market Value of such Plan Shares, and (ii) any Stock Option held by the Participant shall be immediately canceled. Unless otherwise determined by the Board, notwithstanding the foregoing, the Company shall not exercise its right to repurchase any Plan Share less than six-months after the date such Plan Share was acquired by the Participant.

SECTION 7. Term, Amendment and Termination

        This Plan will terminate 10 years after the Effective Date. Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        The Board may amend, alter, or discontinue the Plan, prospectively or retroactively, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of any Participant under a Stock Option theretofore granted without the Participant's consent.

        The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall be made which would materially impair the rights of any Participant thereunder without the Participant's prior written consent.

SECTION 8. 102 Stock Options

        Stock Options granted pursuant to this Section 8 are intended to constitute 102 Stock Options and, subject to Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as amended, the general terms and conditions specified in this Plan, except for said provisions of the Plan applying to Stock Options under a different tax law or regulation, shall apply.

        The Board shall determine, subject to applicable law, whether 102 Stock Options shall be issued either under the "income" route or under the "capital" route, in accordance with the provisions of the Ordinance.

        To the extent required by the Ordinance or the income tax authorities of the State of Israel, the 102 Stock Options shall be issued to a Trustee nominated by the Board and approved by the tax authorities in accordance with the provisions of the Ordinance, and the 102 Stock Options and the 102 Shares shall be issued in the name of the Trustee, to be held for the benefit of the Participant, for such period of time as may be required by the Ordinance under the terms of a trust agreement and related instruments as shall be approved by the Board. During such period, the Trustee shall hold all the rights derived from the Stock Options and Plan Shares held by the Trustee, including bonus shares, and they shall be subject to the same taxation route. Any distribution of dividends with respect to 102 Shares shall be subject, inter alia, to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder, as applicable.

        Notwithstanding anything to the contrary, unless otherwise agreed upon between the Company and the income tax authorities of the State of Israel in accordance with the Ordinance, no Stock Options or Plan Shares shall be released, delivered or sold by the Trustee until the end of the applicable minimum holding period required under the Ordinance and the rules and regulations promulgated thereunder, as amended. If, notwithstanding the foregoing, any such sale or release occurs during the holding period required under Section 102 and the rules and regulations promulgated thereunder, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

        Notwithstanding anything to the contrary, the Trustee shall not release any 102 Shares prior to the full payment of the Participant's tax liabilities arising from 102 Stock Options granted to him or any 102 Shares.

        With regard to 102 Stock Options issued to the Trustee, the provisions of the Plan and the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and such provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 or such permit which is necessary in order to receive or to keep any tax benefit pursuant to Section 102 which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Participants.

SECTION 9. Unfunded Status of Plan

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10. Adjustments

        Unless otherwise specified in an applicable Option Agreement, upon the occurrence of any of the following described events, a Participant's rights to purchase shares under the Plan shall be adjusted as hereinafter provided:

        (a)   If the Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Stock Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the Exercise Price to reflect such subdivision, combination or stock dividend;

        (b)   If the Company is party to a consolidation, merger or reorganization with another company, or in the event of a sale or other disposition or transfer of a majority of the Company's assets or shares, or in the event of any other transaction or series of related transactions which results or result in a change of the composition of the Supervisory Board such that a majority of the members of the Supervisory Board are persons who were not members of the Supervisory Board prior to such transaction or series of related transactions and were not nominated by Paradigm Geotechnology Holdings B.V. (each, an "Acquisition"), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall in its absolute discretion, as to outstanding Stock Options, be authorized to take any, or any combination, of the following actions: (i) make an appropriate provision for the continuation of such Stock Options by substituting on an equitable basis for the shares or other property then subject to such Stock Options either (a) the consideration payable with respect to such shares or other property in connection with the Acquisition, (b) shares of stock of the surviving or successor company, or the parent entity of the surviving or successor company, or (c) such other securities or property as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares or other property subject to such Stock Options immediately preceding the Acquisition; (ii) upon written notice to the Participants, provide that all vested Stock Options must be exercised, within a specified number of days of the date of such notice, at the end of which period the vested Stock Options shall terminate; (iii) terminate all Stock Options in exchange for a cash or other payment equal to the excess, if any, of the Fair Market Value of the Common Stock subject to such Stock Options over the exercise price thereof; or (iv) take any other action with respect to the outstanding Stock Options which would have a substantially similar economic effect as any of the foregoing; and

        (c)   The Board shall determine the specific adjustments to be made under this paragraph 10, and its determination shall be conclusive.

        (d)   In the event of the proposed dissolution or liquidation of the Company, each Stock Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board and in accordance with any other provision of the Plan.

        (e)   Except as expressly provided herein, no issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

SECTION 11. General Provisions

        (a)   Shareholders Agreement.    Notwithstanding anything in the Plan to the contrary, unless the Board determines otherwise, it shall be a condition to receiving any Stock Option under the Plan or transferring any Stock Option in accordance with Section 5(e) or any other transfer permitted under the terms of a Option Agreement or otherwise, that a Participant (or transferee in the case of such transfer) shall become a party to the Shareholders Agreement among the Company and certain shareholders of the Company, as shall be in effect from time to time (the "Shareholders Agreement").

        (b)   Stock Options and Certificates.    Plan Shares shall be governed by the Shareholders Agreement and shall be evidenced in such manner as the Board may deem appropriate, including book entry registration or issuance of one or more stock certificates. If the Articles of Association of the Company provide for the issuance of certificates, any certificate issued in respect of Plan Shares shall be registered in the name of such Participant or in the name of the Trustee on behalf of the Participant, as the case may be, and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Stock Option, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) of the Paradigm Geotechnology B.V. Stock Option Plan and an Option Agreement, as the case may be, between the issuer and the registered holder hereof, as well as the Shareholders Agreement relating to Paradigm

    Geotechnology B.V. Copies of such Plan and Agreements are on file at the offices of Paradigm Geotechnology B.V. at Telestone—Teleport, Naritaweg 165, 1043 BW, Amsterdam, The Netherlands."

    "The securities represented by this certificate have not been registered under the securities laws of any jurisdiction, and may not be sold or otherwise disposed of except in accordance with any applicable securities laws."

Such Plan Shares may bear other legends to the extent the Board determines it to be necessary or appropriate, including any required by the Shareholders Agreement or pursuant to any applicable Option Agreement. If and when all restrictions expire without a prior forfeiture of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares new certificates for such shares shall be delivered to the Participant without the first legend listed above.

        (c)   Representations and Warranties.    The Board may require each person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Board deems appropriate.

        (d)   Additional Compensation.    Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

        (e)   No Right of Employment.    Adoption of the Plan or grant of any Stock Option shall not confer upon any employee any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliate to terminate the Employment of any eligible Participant at any time.

        (f)    Withholding Taxes.    All tax consequences, under any existing or future applicable law, that may arise from the grant of a Stock Option, from the exercise thereof, from the sale of Plan Shares by a Participant or from any other act of the Company or the Participant in connection with any of the foregoing, shall be borne solely by such Participant, and the Participant shall indemnify the Company and each Affiliate, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexation thereon or thereof. No later than the date as of which an amount first becomes includible in the gross income of a Participant for income tax purposes with respect to any Stock Option under the Plan, such Participant shall pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Board regarding the payment of, any national, state or local taxes of any kind required by the laws of any jurisdiction to be withheld with respect to such amount. If approved by the Board, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Board may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (g)   Beneficiaries.    The Board shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid or by whom any rights of the Participant, after the Participant's death, may be exercised.

        (h)   Governing Law.    The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of The Netherlands without regard to the principles of conflicts of law thereof.

        (i)    Compliance with Laws.    if any law or any regulation of any commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Stock Options to take any action with respect to the Plan Shares to be issued upon the exercise of Stock Options then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the Plan Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Plan Shares with respect to which an exercise of a Stock Option has been made, or to qualify any such Plan Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Stock Options may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the members of the Board nor the members of any committee appointed hereunder owes a fiduciary duty to any Participant in his or her capacity as such. To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Stock Option or Plan Share granted to a Participant, the provisions of such law or regulation shall prevail over those of this Plan, and the Board is empowered hereunder to interpret and enforce the said prevailing provisions.

SECTION 12. Effective Date of Plan

        This Plan shall be effective as of the date it is approved by the holders of a majority of the outstanding shares of Common Stock (the "Effective Date").

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PARADIGM GEOTECHNOLOGY B.V. 2003 STOCK OPTION PLAN